Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300
ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the Third Quarter and Nine Months Ended September 30, 2014

Company Reports Economic EPS of $2.76; EPS of $1.84

BOSTON, November 3, 2014 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the third quarter and nine months ended September 30, 2014.

For the third quarter of 2014, Economic earnings per share (“Economic EPS”) were $2.76, compared to $2.19 for the same period of 2013, while diluted earnings per share for the third quarter of 2014 were $1.84, compared to $1.37 for the same period of 2013.  For the third quarter of 2014, Economic net income was $156.8 million, compared to $121.8 million for the same period of 2013, and Net income was $104.3 million, compared to $75.2 million for the same period of 2013.  For the third quarter of 2014, EBITDA was $218.1 million, compared to $170.4 million for the same period of 2013.  (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with comparisons to the appropriate GAAP measure.)

For the nine months ended September 30, 2014, Economic net income was $444.4 million, while EBITDA was $621.9 million, and Net income was $281.5 million.  For the nine months ended September 30, 2013, Economic net income was $367.2 million, while EBITDA was $518.4 million, and Net income was $202.3 million.

Net client cash flows for the third quarter of 2014 were $5.0 billion.  The aggregate assets under management of AMG’s affiliated investment management firms were approximately $617 billion at September 30, 2014, pro forma for the investment in Veritas Asset Management, which has since closed.

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“Against the backdrop of a volatile market environment, AMG generated strong results for the third quarter, reporting Economic earnings per share of $2.76, a 26% increase over the third quarter of 2013,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “Our results reflect ongoing excellent execution across all aspects of our business, including continued strong organic growth, the long-term investment outperformance of our Affiliates, and the addition of four exceptional new Affiliates in the year to date.”

“We have generated strong organic growth from positive client cash flows for eighteen consecutive quarters — including approximately $5.0 billion in net inflows in the third quarter — which is especially notable given the muted investor risk appetite observed by the industry generally,” Mr. Healey continued.  “Notwithstanding recent market volatility, global institutional clients are increasingly seeking differentiated, value-added strategies for the alpha portions of their portfolios, and with their industry-leading products in the most attractive areas in active equities and alternatives, our Affiliates continue to benefit from these demand trends.  As evidenced by new fundings in every coverage region during the third quarter, our global distribution strategy continues to generate significant organic growth, and we see ongoing opportunities for our Affiliates to win incremental new business across an increasingly broad range of geographies and channels.”

“Finally, the transaction environment remains highly favorable for us, and we are actively engaged in discussions with an array of outstanding traditional and alternative firms,” Mr. Healey concluded.  “Given our unparalleled competitive position, including a proven track record of successful partnerships spanning over two decades, we are uniquely positioned to create meaningful shareholder value through accretive investments in additional new Affiliates going forward.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of September 30, 2014, the aggregate assets under management of AMG’s Affiliates were approximately $617 billion, pro forma for the investment in Veritas Asset Management, in more than 400 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the

“Risk Factors” set forth in the Company’s Form 10-K for the year ended December 31, 2013.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide conference ID 13593666.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/13	9/30/14

Revenue	$551.6	$640.3

Net income (controlling interest)	$75.2	$104.3

Economic net income (controlling interest) (A)	$121.8	$156.8

EBITDA (controlling interest) (B)	$170.4	$218.1

Average shares outstanding - diluted	56.9	58.8

Earnings per share - diluted	$1.37	$1.84

Average shares outstanding - adjusted diluted (C)	55.6	56.7

Economic earnings per share (C)	$2.19	$2.76

	December 31, 2013	September 30, 2014

Cash and cash equivalents	$469.6	$560.2

Senior bank debt	$525.0	$250.0

Senior notes	$340.0	$736.7

Convertible securities	$518.7	$302.6

Stockholders’ equity	$2,134.2	$2,595.6

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Nine Months	Nine Months
	Ended	Ended
	9/30/13	9/30/14

Revenue	$1,594.8	$1,869.7

Net income (controlling interest)	$202.3	$281.5

Economic net income (controlling interest) (A)	$367.2	$444.4

EBITDA (controlling interest) (B)	$518.4	$621.9

Average shares outstanding - diluted	54.7	56.1

Earnings per share - diluted	$3.70	$5.01

Average shares outstanding - adjusted diluted (C)	55.4	56.3

Economic earnings per share (C)	$6.63	$7.90

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/13	9/30/14

Net income (controlling interest)	$75.2	$104.3
Convertible securities interest expense, net	2.6	3.8
Net income (controlling interest), as adjusted	$77.8	$108.1

Average shares outstanding - diluted	56.9	58.8

Earnings per share - diluted	$1.37	$1.84

	Nine Months	Nine Months
	Ended	Ended
	9/30/13	9/30/14

Net income (controlling interest)	$202.3	$281.5

Average shares outstanding - diluted	54.7	56.1

Earnings per share - diluted	$3.70	$5.01

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Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	9/30/13	9/30/14

Average shares outstanding - diluted	56.9	58.8
Assumed issuance of junior convertible securities shares	(2.0)	(2.1)
Dilutive impact of senior convertible securities shares	0.4	—
Dilutive impact of junior convertible securities shares	0.3	—
Average shares outstanding - adjusted diluted (C)	55.6	56.7

	Nine Months	Nine Months
	Ended	Ended
	9/30/13	9/30/14

Average shares outstanding - diluted	54.7	56.1
Dilutive impact of senior convertible securities shares	0.5	—
Dilutive impact of junior convertible securities shares	0.2	0.2
Average shares outstanding - adjusted diluted (C)	55.4	56.3

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, June 30, 2014	$344,312	$185,446	$77,061	$606,819
Client cash inflows	13,565	9,709	2,423	25,697
Client cash outflows	(7,535)	(11,259)	(1,948)	(20,742)
Net client cash flows	6,030	(1,550)	475	4,955
Investment performance	(8,189)	(4,646)	(2,751)	(15,586)
Other (D)	3,340	—	(54)	3,286
Assets under management, September 30, 2014	$345,493	$179,250	$74,731	$599,474

Statement of Changes - Year to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2013	$300,566	$169,436	$67,319	$537,321
Client cash inflows	37,204	31,875	7,623	76,702
Client cash outflows	(22,017)	(29,547)	(6,311)	(57,875)
Net client cash flows	15,187	2,328	1,312	18,827
New investments (E)	18,669	3,667	4,089	26,425
Investment performance	8,171	3,819	2,068	14,058
Other (D)	2,900	—	(57)	2,843
Assets under management, September 30, 2014	$345,493	$179,250	$74,731	$599,474

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	9/30/13	of Total	9/30/14	of Total
Revenue
Institutional	$229.1	41%	$256.1	40%
Mutual Fund	268.0	49%	319.6	50%
High Net Worth	54.5	10%	64.6	10%
	$551.6	100%	$640.3	100%

EBITDA (B)
Institutional	$90.9	53%	$109.4	50%
Mutual Fund	62.4	37%	86.9	40%
High Net Worth	17.1	10%	21.8	10%
	$170.4	100%	$218.1	100%

	Nine		Nine
	Months		Months
	Ended	Percent	Ended	Percent
	9/30/13	of Total	9/30/14	of Total
Revenue
Institutional	$694.6	44%	$766.2	41%
Mutual Fund	741.5	46%	921.5	49%
High Net Worth	158.7	10%	182.0	10%
	$1,594.8	100%	$1,869.7	100%

EBITDA (B)
Institutional	$291.3	56%	$320.9	52%
Mutual Fund	177.8	34%	239.9	38%
High Net Worth	49.3	10%	61.1	10%
	$518.4	100%	$621.9	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	9/30/13	9/30/14

Net income (controlling interest)	$75.2	$104.3
Intangible amortization and impairments	38.2	29.6
Intangible-related deferred taxes	5.2	19.6
Other economic items	3.2	3.3
Economic net income (controlling interest) (A)	$121.8	$156.8

Net income (controlling interest)	$75.2	$104.3
Interest expense	19.9	19.0
Imputed interest and contingent payment arrangements	3.9	2.8
Income taxes	31.6	60.6
Depreciation and other amortization	1.6	1.8
Intangible amortization and impairments	38.2	29.6
EBITDA (controlling interest) (B)	$170.4	$218.1

	Nine Months	Nine Months
	Ended	Ended
	9/30/13	9/30/14

Net income (controlling interest)	$202.3	$281.5
Intangible amortization and impairments	114.7	86.0
Intangible-related deferred taxes	29.4	55.5
Other economic items (F)	20.8	21.4
Economic net income (controlling interest) (A)	$367.2	$444.4

Net income (controlling interest)	$202.3	$281.5
Interest expense	68.5	56.7
Imputed interest and contingent payment arrangements (F)	26.5	27.6
Income taxes	101.6	164.5
Depreciation and other amortization	4.8	5.6
Intangible amortization and impairments	114.7	86.0
EBITDA (controlling interest) (B)	$518.4	$621.9

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014

Revenue	$551.6	$640.3	$1,594.8	$1,869.7
Operating expenses:
Compensation and related expenses	229.8	258.1	679.7	766.5
Selling, general and administrative	106.4	114.4	298.2	359.5
Intangible amortization and impairments	32.7	28.7	98.1	84.2
Depreciation and other amortization	3.4	4.5	10.3	12.3
Other operating expenses	10.2	10.4	27.5	30.6
	382.5	416.1	1,113.8	1,253.1
Operating income	169.1	224.2	481.0	616.6

Income from equity method investments	34.1	50.1	121.0	152.6

Other non-operating (income) and expenses:
Investment and other income	(8.0)	(2.6)	(20.0)	(19.2)
Interest expense	19.9	19.0	68.5	56.7
Imputed interest expense and contingent payment arrangements	3.9	2.8	26.5	27.6
	15.8	19.2	75.0	65.1

Income before income taxes	187.4	255.1	527.0	704.1

Income taxes (G)	31.0	64.1	106.6	174.7
Net income	156.4	191.0	420.4	529.4

Net income (non-controlling interests)	(81.2)	(86.7)	(218.1)	(247.9)

Net income (controlling interest)	$75.2	$104.3	$202.3	$281.5

Average shares outstanding - basic	53.2	55.6	53.0	54.9
Average shares outstanding - diluted	56.9	58.8	54.7	56.1

Earnings per share - basic	$1.41	$1.88	$3.82	$5.13
Earnings per share - diluted	$1.37	$1.84	$3.70	$5.01

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	September 30,
	2013	2014
Assets
Cash and cash equivalents	$469.6	$560.2
Receivables	418.4	524.9
Investments in marketable securities	157.9	158.1
Other investments	164.3	171.2
Fixed assets, net	92.3	93.9
Goodwill	2,341.7	2,474.6
Acquired client relationships, net	1,460.7	1,566.6
Equity investments in Affiliates	1,123.3	1,257.4
Other assets	90.6	77.3
Total assets	$6,318.8	$6,884.2

Liabilities and Equity
Payables and accrued liabilities	$514.7	$735.3
Senior bank debt	525.0	250.0
Senior notes	340.0	736.7
Convertible securities	518.7	302.6
Deferred income taxes	456.9	440.6
Other liabilities	177.0	201.4
Total liabilities	2,532.3	2,666.6

Redeemable non-controlling interests	641.9	703.7
Equity:
Common stock	0.5	0.6
Additional paid-in capital	479.9	631.3
Accumulated other comprehensive income	74.0	52.8
Retained earnings	1,711.2	1,992.7
	2,265.6	2,677.4
Less: treasury stock, at cost	(131.4)	(81.8)
Total stockholders’ equity	2,134.2	2,595.6
Non-controlling interests	1,010.4	918.3
Total equity	3,144.6	3,513.9
Total liabilities and equity	$6,318.8	$6,884.2

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Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)          Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of amortization (including equity method amortization) and impairments, deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses. We consider Economic net income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

We add back amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

(B)                               EBITDA (controlling interest) represents the controlling interest’s performance before our share of interest expense, income taxes, depreciation and amortization.  We believe that many investors use this information when comparing the financial performance of companies in the investment management industry.  EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

(C)                               Economic earnings per share represents Economic net income (controlling interest) divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is provided in addition to, but not as a substitute for, Earnings per share- diluted or any other GAAP measure of financial performance.

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(D)          Other primarily includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

(E)                                In the nine months ended September 30, 2014, we completed investments in SouthernSun Asset Management, LLC, EIG Global Energy Partners, LLC and River Road Asset Management, LLC.

(F)                                 In the first quarter of 2014, we settled our 2006 junior convertible trust preferred securities and recognized a one-time expense of $18.8 ($11.6 net of tax) primarily related to the difference between the carrying value and the fair value of the debt.

(G)          Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014
Current income taxes	$32.7	$41.7	$73.6	$114.3
Intangible-related deferred taxes	5.2	19.6	29.4	55.5
Other deferred taxes	(6.3)	(0.7)	(1.4)	(5.3)
Taxes attributable to controlling interest	31.6	60.6	101.6	164.5
Taxes attributable to non-controlling interests	(0.6)	3.5	5.0	10.2
Total income taxes	$31.0	$64.1	$106.6	$174.7

Income before taxes (controlling interest)	$106.8	$164.9	$303.9	$446.0

Effective tax rate *	29.6%	36.7%	33.4%	36.9%

* Taxes attributable to controlling interests divided by controlling interest share of the consolidated income before taxes.